EXHIBIT 16.1

July 28, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Redhawk Holdings Corp.

File No.: 000-54323

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Redhawk Holdings Corp. dated July 25, 2016 and agree with the statements concerning our firm contained therein.

Very truly yours,